Exhibit 10.1

SECOND AMENDMENT TO CREDIT AGREEMENT

This SECOND AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is dated as of November 14, 20l3, and is entered into by and among Comvest Capital II, L.P., as Administrative Agent for the lenders (“Lenders”) party to the Credit Agreement (as defined below) (in such capacity, together with its permitted successors and assigns in such capacity, “Administrative Agent”), the Lenders, RMG Networks Holding Corporation, a Delaware corporation formerly known as SCG Financial Acquisition Corp. (“RMG Parent”), the direct and indirect domestic Subsidiaries of RMG Parent listed on the signature pages hereto as “Borrowers” (together with RMG Parent, collectively, “Borrowers”) and the other direct and indirect domestic Subsidiaries of RMG Parent listed on the signature pages hereto as “Guarantors” (collectively, “Guarantors” and together with Borrowers, collectively, “Loan Parties”).

W I T N E S SE T H:

WHEREAS, the Loan Parties, Administrative Agent and the Lenders signatory thereto from time to time are parties to that certain Credit Agreement dated as of April 19, 2013 (as amended, restated, supplemented or otherwise modified, the “Credit Agreement”; capitalized terms used but not defined herein have the definitions provided therefor in the Credit Agreement);

WHEREAS, the Borrowers have requested that Administrative Agent and the Lenders agree to amend the Credit Agreement as provided herewith so as to, among other things, provide additional loans to the Borrowers; and

WHEREAS, Administrative Agent and the undersigned Lenders have agreed to amend the Credit Agreement and provide such additional loans, subject to the terms and conditions set forth herein;

NOW THEREFORE, in consideration of the mutual conditions and agreements set forth in the Credit Agreement and this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Amendments. Subject to the satisfaction of the applicable conditions set forth in Section 2 below, and in reliance on the representations and warranties set forth in Section 3 below, Administrative Agent and the undersigned Lenders hereby agree that, the Credit Agreement shall be, and hereby is, amended as follows:

(a) The following terms are added to Section 1.01 of the Credit Agreement is proper alphabetical order, as follows:

“BrazilCo” means a Subsidiary of a Loan Party formed under the laws of the country of Brazil.

“Comvest” has the meaning set forth in Section 2.01.

“Eligible Receivables” means the accounts receivable of the Companies determined by Administrative Agent to be Eligible Receivables in the exercise of its reasonable discretion.

“Loan Coverage Cure” has the meaning set forth in Section 6.01(n).

“Original Term Loan” has the meaning set forth in Section 2.01.

“Second Amendment” means that certain Second Amendment to Credit Agreement dated as of November 14, 2013 among Borrowers, Guarantors, Administrative Agent and the Lenders party thereto.

“Second Amendment Closing Date” means November 14, 20l3.

“Specified Coverage Assets” means (i) at any time the Administrative Agent and the Lenders have elected not to receive material non-public information (within the meaning of United States federal securities laws) pursuant to the terms of the Second Amendment, the sum of (x) 85% times the product of (A) 70% times (B) the face amount of Eligible Receivables, plus (y) unrestricted cash on hand, plus (z) any amounts paid to the Lenders by any Loan Parties pursuant to the Specified Equity Agreement from and after the Second Amendment Effective Date, and (ii) at all other times, the sum of (x) 85% times the product of (A) 85% times (B) the face amount of Eligible Receivables, plus (y) unrestricted cash on hand, plus (z) any amounts paid by any of the Loan Parties to the Lenders pursuant to the Specified Equity Agreement from and after the Second Amendment Effective Date.

“Specified Equity Agreement” means that certain Equity Rights Agreement dated as of the Second Amendment Closing Date between Comvest and RMG Parent, as the same may be amended or otherwise modified from time to time in accordance with the terms thereof.

“Specified Shares” has the meaning set forth in Section 2.01.

(b) The defined term “Administrative Agent’s Account”, set forth in Section 1.01 of the Credit Agreement, is hereby amended and restated in its entirety as follows:

“Administrative Agent’s Account” means the following account or such other account designated by the Administrative Agent from time to time as the account into which (i) the Loan Parties shall make all payments to the Administrative Agent for the benefit of the Administrative Agent and the Lenders under this Agreement and the other Loan Documents and (ii) the Lenders shall deposit funds to be loaned to Borrowers hereunder:

Bank:	Citibank, N .A.
City/State:	New York, New York
ABA#:	021-000-089
Account Name:	Comvest Capital II, LP
Account Number:	4970628040
Reference:	RMG Networks

(c) The defined term “Applicable Margin”, set forth in Section 1.01 of the Credit Agreement, is hereby amended and restated in its entirety as follows:

“Applicable Margin” means, for any day, for (i) Base Rate Loans, six and one-fourth of one percent (6.25%) per annum and (ii) LIB OR Loans, seven and one-half percent (7.50%) per annum.

(d) The defined term “Change of Control”, set forth in Section 1.01 of the Credit Agreement, is hereby amended by amending and restating clause (v) thereof as follows: “(v) [Intentionally omitted]”.

(e) The defined term “LIBOR”, set forth in the Section 1.01 of the Credit Agreement, is hereby amended by deleting the clause “one and one-half percent (1.50%)” set forth therein, and inserting in lieu thereof the clause “one-half of one percent (0.50%)”.

(f) The defined term “Loan Document”, set forth in Section 1.01 of the Credit Agreement, is hereby amended by (i) deleting the clauses “the Fee Letter,” and “the Subordination Agreement,” set forth therein and (ii) adding the new sentence at the end of such defined term: “F or purposes of clarification, the Specified Equity Agreement shall constitute a Loan Document.”

(g) The defined term “Permitted Indebtedness”, set forth in Section 1.01 of the Credit Agreement, is hereby amended by replacing the dollar amounts in the following indicated clauses set forth therein with the following new dollar amounts: (iii) $1,500,000, (vi) $10,000,000, (vii) $5,000,000, (xiv) $1,000,000 and (xvi) $1,000,000.

(h) The defined term “Permitted Indebtedness”, set forth in Section 1.01 of the Credit Agreement, is hereby further amended by amending and restating clause (v) thereof as follows: “(v) [Intentionally omitted]”.

(i) The defined term “Related Transaction Documents”, set forth in Section 1.01 of the Credit Agreement, is hereby amended by deleting the clause “and the Subordinated Loan Documents” set forth therein.

(j) The defined term “Restricted Payment”, set forth in Section 1.01 of the Credit Agreement, is hereby amended by deleting the clause “including the Indebtedness incurred pursuant to the Subordinated Loan Documents,” set forth therein and by amending and restating clause (ii) thereof as follows: “(ii) any repurchase, redemption, retirement, defeasance, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Capital Stock (other than repurchases by any Loan Party pursuant to the Specified Equity Agreement) of any Loan Party or any of its Subsidiaries, now or hereafter outstanding”.

(k) The defined term “Term Loan”, set forth in Section 1.01 of the Credit Agreement, is hereby amended and restated in its entirety as follows:

“Term Loan” has the meaning specified therefor in Section 2.01.

(l) Each of the defined terms “Excess Cash Flow”, “Excess Cash Flow Certificate”, “Fee Letter”, “Subordination Agreement”, “Subordinated Credit Agreement”, ‘Subordinated Loan Documents”, “Term Loan Commitment” and “Total Term Loan Commitment”, set forth in Section 1.01 of the Credit Agreement, is hereby deleted in its entirety.

(m) Section 2.010fthe Credit Agreement is hereby amended and restated in its entirety as follows:

Section 2.01     Term Loans.

On the Closing Date, Lenders made a term loan to Borrowers (the “Original Term Loan”) in the original principal amount of $24,000,000. Immediately prior to the effectiveness of the Second Amendment, the outstanding principal balance of the Original Term Loan owing to the Lenders party hereto was $4,352,136.76. On the terms and subject to the conditions set forth herein and in the Second Amendment, on the Second Amendment Closing Date (i) certain terms of the Original Term Loan were modified, (ii) Comvest Capital II, L.P., in its capacity as a Lender (“Comvest”), advanced $3,647,863.24 to Borrowers in exchange for (A) an additional term Loan in the stated principal amount of $3,647,863.24 (the “Second Amendment Term Loan”) and (B) lS0,000 duly authorized, issued and unrestricted shares of common stock of RMG Parent (the “Specified Shares”) and (iii) the Borrowers repaid all principal, interest, fees and expenses due and owing to each of the Lenders, other than Comvest, resulting in Comvest being the sole Lender as of the Second Amendment Closing Date. After giving effect to the transactions described in the immediately preceding sentence, the combined outstanding principal amounts of the Original Term Loan and the Second Amendment Term Loan (referred to herein, together, as the “Term Loan”) as of the Second Amendment Closing Date was $8,000,000. Any principal amount of the Term Loan which is repaid or prepaid may not be reborrowed.

(n) Section 2.03(a) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(a) The outstanding principal of the Term Loan, together with accrued and unpaid interest thereon, shall be due and payable on the Termination Date.

(o) Section 2.05(a) of the Credit Agreement is hereby amended and restated in its entirety as follows: “[Intentionally Omitted]”.

(p) Section 2.0S(c) of the Credit Agreement is hereby amended by amending and restating clause (i) thereof as follows: “[Intentionally Omitted]”

(q) Section 2.05(c) of the Credit Agreement is hereby further amended by deleting the dollar amount “$2S0,000” set forth in clause (ii) thereof, and by inserting in lieu thereof the dollar amount “$500,000”.

(r) Section 2.0S(c) of the Credit Agreement is hereby further amended by amending and restating clause (v) thereof as follows: “[Intentionally Omitted]”

(s) Section 2.06(a) of the Credit Agreement is hereby amended and restated in its entirety as follows: “[Intentionally Omitted]”.

(t) Section 2.06(b) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(b) If for any reason (i) Term Loans are optionally prepaid pursuant to Section 2.0S(b), (ii) Term Loans are prepaid in connection with the exercise by the Loan Parties of the Loan Coverage Cure, (iii) Term Loans are required to be mandatorily prepaid pursuant to Section 2.05(c) (other than pursuant to (x) Section 2.0S(c)(ii) (to the extent constituting Dispositions permitted to be, and actually, reinvested pursuant to such Section) and (y) Section 2.05(c)(iv» and/or (iv) this Agreement is terminated prior to the Termination Date, in view of the impracticality and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of Agent’s and each Lender’s lost profits as a result thereof, Borrowers agree to pay to Agent, for the benefit of Lenders, upon the effective date of such payment or termination (as applicable), a prepayment premium in the amount equal to:

Amount	Period

Five (5%) percent of the amount prepaid (in the case of optional prepayments), the amount required to be prepaid (in the case of mandatory prepayments) and/or the then outstanding amount of the Term Loans (in the case of Agreement termination)

From the Second Amendment Closing Date to and including the date that is the 18th month anniversary of the Second Amendment Closing Date

Two (2%) percent of the amount prepaid (in the case of optional prepayments), the amount required to be prepaid (in the case of mandatory prepayments) and/or the then outstanding amount of the Term Loans (in the case of Agreement termination)

From the date following the 18th month anniversary of the Closing Date to and including the date that is the 30th month anniversary of the Second Amendment Closing Date

Zero (0%) percent of the amount prepaid (in the case of optional prepayments), the amount required to be prepaid (in the case of mandatory prepayments) and/or the then outstanding amount of the Term Loans (in the case of Agreement termination)

From and after the date following the 30th month anniversary of the Second Amendment Closing Date

Any such fees shall be presumed to be the amount of damages sustained by Administrative Agent and Lenders as a result of such prepayment or early termination (as applicable), and Borrowers agree that it is reasonable under the circumstances currently existing.

(u) Section 5.01(x) of the Credit Agreement IS hereby amended and restated in its entirety as follows:

(x) Merger Agreements. The Borrowers have delivered to the Administrative Agent a complete and correct copy of each Merger Agreement, including all schedules and exhibits thereto, and all other agreements, instruments and documents pertaining thereto. No authorization or approval or other action by, and no notice to filing with or license from, any Governmental Authority was required for the consummation of the RMG Acquisition, other than such as have been obtained on or prior to the consummation of the RMG Acquisition. No authorization or approval or other action by, and no notice to filing with or license from, any Governmental Authority was required for the consummation of the Symon Acquisition, other than such as have been obtained on or prior to the Closing Date. Each of the representations and warranties contained in each Merger Agreement and made by a Loan Party (and to the best knowledge of the Borrowers, each other Person party thereto) is true, correct and complete in all material respects. All conditions precedent to each Merger Agreement have been fulfilled or waived, the Merger Agreement has not been amended or otherwise modified, and there has been no breach of any material term or condition of the Merger Agreement, except as otherwise disclosed by the Borrowers to Administrative Agent in writing prior to the Closing Date.

(v) Section 5.01 (z) of the Credit Agreement is hereby deleted in its entirety.

(w) Section 6.01(a)(i) of the Credit Agreement is hereby amended by deleting the clause “, and (C) a fully completed and duly executed Excess Cash Flow Certificate” set f0l1h therein.

(x) Section 6.01(a)(xii) of the Credit Agreement is hereby amended and restated in its entirety as follows: “[intentionally omitted], and”

(y) Section 6.01(e) of the Credit Agreement is hereby amended by deleting the clause “one (1) such inspection or examination in any calendar year” and inserting in lieu thereof the clause “two (2) such inspections or examinations in any calendar year”.

(z) New Section 6.01(n) is hereby added to the Credit Agreement, immediately following Section 6.01(m) thereof, as follows:

(n) Loan Coverage. From and after the Second Amendment Closing Date through the period ending December 31, 2014, cause the Specified Coverage Assets to equal or exceed the outstanding principal amount of the Term Loan; provided, that in the event the Specified Coverage Assets are less than the outstanding principal amount of the Term Loan by not more than $2,000,000, then following five (5) business days prior written notice (to be delivered no later than five (5) business days following receipt of written notice from the Administrative Agent to the Loan Parties of such shortfall), the Loan Parties shall be permitted, not more than once during any calendar year, to prepay the Term Loan in the amount greater than or equal to the shortfall in the Specified Coverage Assets (herein, a “Loan Coverage Cure”).

(aa) Section 6.02(c) of the Credit Agreement is hereby amended by deleting the dollar amount “$250,000” set forth in clause (ii) thereof, and by inserting in lieu thereof the dollar amount “$500,000”.

(bb) Section 6.02(e) of the Credit Agreement is hereby amended by amending and restating clause (iii) thereof as follows: “(iii) loans, advances, guarantees, other extensions of credit and capital contributions made by Loan Parties to Subsidiaries which are not Loan Parties (other than loans, advances, guarantees, other extensions of credit and capital contributions made by Loan Parties to BrazilCo) in an aggregate amount not to exceed (x) $250,000 at any time outstanding, (y) loans, advances, guarantees, other extensions of credit and capital contributions made by Loan Parties to BrazilCo not to exceed (1) $750,000 during the period from the Second Amendment Effective Date through the first anniversary of the Second Amendment Closing Date and (2) $500,000 from and after the first anniversary of the Second Amendment Closing Date through and including the second anniversary of the Second Amendment Closing Date, and (z) in addition to the preceding clauses (x) and (y), $1,000,000 at any time outstanding with regard to one or more advances of inventory to one or more non-Loan Party Subsidiaries of SCG (so long as no Default or Event of Default has occurred and is continuing at the time of such advance); provided that each such advance shall be paid, in full, within one hundred twenty (120) days of the date of such advance;”

(cc) Section 6.02(t) of the Credit Agreement is hereby amended by amending and restating clause (vii) thereof as follows: “(vii) the Borrowers may make regularly scheduled cash interest payments and reimbursement of fees, costs and expenses with respect to any Subordinated Debt (excluding cash interest payments with respect to Qualified Subordinated Indebtedness) in each case to the extent permitted pursuant to the applicable subordination agreement or other governing subordination provisions. “

(dd) Section 6.02(p) of the Credit Agreement is hereby amended by deleting the clause “the Subordinated Loan Documents,” set forth therein.

(ee) Section 6.03 of the Credit Agreement is hereby amended by amending and restating clauses (a) through Cf) thereof, as follows:

(a)

Consolidated EBITDA. Permit Consolidated EBITDA of SCG and its Subsidiaries for the four (4) consecutive Fiscal Quarters ending on any date set forth below to be less than the applicable amount set forth below:

First Quarter End	Minimum Required Consolidated EBITDA
December 31, 2014	$4,000,000
March 31, 2015	$4,000,000
June 30, 2015	$4,000,000
September 30, 2015 and each December 31, March 31, June 30 and September 30 thereafter	$4,000,000

(b)

Liquidity. Permit unrestricted cash on hand of the Loan Parties at any time to be less than $1,500,000.

(c)

[Intentionally Omitted].

(d)

Fixed Charge Coverage Ratio. Permit the Fixed Charge Coverage Ratio of SCG and its Subsidiaries for any period of four (4) consecutive Fiscal Quarters, commencing with the four (4) consecutive Fiscal Quarter period ending December 31, 2014, to be less than 1.20 to 1.0.

(e)

[Intentionally Omitted].

(f)

Capital Expenditures. Make or commit or agree to make, or permit any of its Subsidiaries to make or commit or agree to make, any Capital Expenditure (by purchase or Capitalized Lease) that would cause the aggregate amount of all Capital Expenditures made by SCG and its Subsidiaries to exceed the amount set forth below in any period set forth below:

Period	Permitted Maximum Capital Expenditures
Fiscal Year 2014	$2,000,000
Fiscal Year 2015	$2,000,000
Fiscal Year 2016, and each Fiscal Year thereafter	$2,000,000

(ff) Section 7.01(c) of the Credit Agreement is hereby amended by deleting the clause “Section 6.01(e), (g) or 0)” set forth therein, and inserting in lieu thereof the clause “Section 6.0l(e), (g), (j) or (n)”.

(gg) Section 7.01(e) of the Credit Agreement is hereby amended by deleting the clause “or (B) without limitation of the preceding clause (A), any “Event of Default” exists under, and as such term is defined in, the Subordinated Loan Documents” set forth therein.

(hh) Section 8.06 of the Credit Agreement is hereby amended by deleting the clause “the Term Loan Commitment hereunder and” set forth therein.

(ii) Section 10.01(a) of the Credit Agreement is hereby amended by amending and restating the notice address for the Administrative Agent as follows:

if to the Administrative Agent, at the following address:

Comvest Capital II, L.P.

525 Okeechobee Blvd., Suite 1050

West Palm Beach, FL 33401

Attention: Dan Lee

Telephone: 561-727-1850

Telecopier: 561-727-2100

Email: daniell@comvest.com

(jj) Section 1 0.06( c) of the Credit Agreement is hereby amended by deleting the clause “and the Term Loan Commitments of,” set forth therein.

(kk) Section 10.15 of the Credit Agreement is hereby amended by deleting the clause “the Term Loan Commitments,” set forth therein.

(ll) Schedule 1.01(A) of the Credit Agreement is hereby deleted in its entirety.

(mm) Exhibit D of the Credit Agreement is hereby deleted in its entirety.

2. Conditions to Effectiveness. The effectiveness of Section 1 of this Amendment is subject to the following conditions precedent:

(a) Administrative Agent shall have received a copy of this Amendment executed by each Loan Party and Lenders constituting Required Lenders;

(b) Administrative Agent shall have received each of the documents, instruments and agreements set forth on the closing checklist attached as Exhibit A hereto;

(c) Administrative Agent shall have received, for the benefit of the Lenders, as a closing fee in respect of the loans made to the Loan Parties on the date hereof, $72,957.26 which payment shall be due, in full, on the date hereof, and non-refundable following payment, as applicable;

(d) Administrative Agent shall have received, for the benefit of the Lenders, the Specified Shares, subject to the terms of that certain Equity Rights Agreement of even date herewith between Comvest and RMG Parent; and

(e) after giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing.

3. Representations and Warranties. To induce Administrative Agent and the undersigned Lenders to enter into this Amendment, each Loan Party represents and warrants to Administrative Agent and Lenders that:

(a) the execution, delivery and performance of this Amendment has been duly authorized by all requisite corporate action on the part of such Loan Party and this Amendment has been duly executed and delivered by such Loan Party;

(b) each representation and warranty contained in the Credit Agreement or in any other Loan Document is true and correct in all material respects as of the date hereof, with the same effect as though made on the date hereof (except to the extent that any such representation or warranty speaks to an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date); and

(c) after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

4. Material Non-Public Information. Notwithstanding anything to the contrary set forth in the Credit Agreement, including without limitation as amended hereby, or any other Loan Document, the Loan Parties hereby agree that, unless otherwise requested in writing by Administrative Agent from time to time, in its sole and absolute discretion, information provided by the Loan Parties to Administrative Agent and the Lenders pursuant to the terms of the Credit Agreement and the other Loan Documents shall exclude any and all material non-public information (within the meaning of United States federal securities laws) with respect to the Loan Parties and their respective affiliates and any of their respective securities (“MNPT”), other than notices required pursuant to Section 6.01(a)(v) of the Credit Agreement. Upon the written request of Administrative Agent from time to time, in its sole and absolute discretion, the Loan Parties shall provide to Administrative Agent and the Lenders all information required under the Credit Agreement, as amended hereby, and the other Loan Documents without any exclusion with respect to MNPI.

5. Board Observation Rights. Comvest Capital II, L.P. (“Comvest”) or its designee shall have the right, on behalf of the Lenders, to: (a) receive notice of all meetings (both regular and special) of the board of directors (or other comparable body)  and/or the equity holders of each of the Loan Parties, as applicable, and each committee of any such board of directors (or other comparable body) (such notice to be delivered or mailed to Comvest as specified in Section 10.Q] of the Credit Agreement at the same time as notice is given to the members of any such board of directors (or other comparable body)  and/or committee  and/or equity holders but in no event later than two (2) Business Days prior to the date of such meeting); (b) be entitled to attend (or, at the option of such representative, monitor by telephone) all such meetings; (c) receive all notices, information, reports and minutes of meetings, which are furnished (or made available) to the members of any such board of directors (or other comparable body)  and/or committee  and/or equity holders at the same time and in the same manner as the same is furnished (or made available) to such members; and (d) be entitled to participate in all discussions conducted at such meetings. If any action is proposed to be taken by any such board of directors (or other comparable body) and/or committee by written consent in lieu of a meeting, the Loan Parties, as applicable, will (if Comvest has then elected to receive MNPI as provided in Section 4) give written notice thereof to Comvest or its applicable designee, which notice shall describe in reasonable detail the nature and substance of such proposed action and shall be delivered not later than the date upon which any member of any such board of directors (or other comparable body) and/or committee receives the same. Each Loan Party will furnish Comvest or its applicable designee with a copy of each such written consent not later than five (5) days after it has been signed by a sufficient number of signatories to make it effective. Comvest or, as applicable, Comvest’s designee shall not constitute a member of any such board of directors (or other comparable body) and/or committee and shall not be entitled to vote on any matters presented at meetings of any such board of directors (or other comparable body) and/or committee or to consent to any matter as to which the consent of any such board of directors (or other comparable body) and/or committee shall have been requested. The Loan Parties will reimburse Comvest or its designee, as applicable, for all reasonable out-of-pocket expenses incurred in connection with attending such meetings and/or exercising any rights under this Section 5. Nothing set forth in this Section 5 shall be deemed to apply or affect the rights of Comvest or any other affiliate of Comvest as an equity holder of any Loan Party. Notwithstanding the foregoing, if any Loan Party receives advice from legal counsel that there is a substantial risk that discussing a specified matter in the presence of a person who is not a member of its board of directors (or other comparable body), or sending specified board materials to such person, would result in such Loan Party’s loss of attorney-client privilege with respect to a specified matter or create a conflict of interest, such Loan Party may exclude Comvest or, as applicable, Comvest’s designee from the portion of a board meeting where such matter will be discussed or exclude such board materials from the materials sent to Comvest or, as applicable, Comvest’s designee, or both, provided that such Loan Party shall promptly notify Comvest or, as applicable, Com vest’s designee that any exclusion from a board meeting or materials distributed to its board of directors (or other comparable body) was effected to preserve its attorney-client privilege or avoid conflicts of interest.

6. Investment Unit. The parties hereto agree and. intend that the Second Amendment Term Loan and the Specified Shares are being issued as an investment unit within the meaning of Section 1273(c)(2) of the Code. The parties further agree that the issue price of the Second Amendment Term Loan for the purposes of the Code is $2,747,863.24 and the purchase price of the Specified Shares is $900,000.

7. Specified Equity Agreement. The parties hereto agree that if, at any time, the performance of Loan Party repurchase obligations under the Specified Equity Agreement would give rise to a breach of the provisions set forth in Section 6.03(b) (a “Liquidity Covenant Breach”), the Loan Parties shall perform such obligations to the extent a Liquidity Covenant Breach would not arise, with the remaining amount of such repurchase obligations to be automatically deferred until the first date thereafter on which the performance of all or any portion of such remaining repurchase obligations would not give rise to a Liquidity Covenant Breach, at which time such repurchase obligations shall be immediately due and payable (with any remaining portion of such repurchase obligations, if any, being subject to continuing deferral as provided herein).

8. Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

9. References. Any reference to the Credit Agreement contained in any document, instrument or Loan Document executed in connection with the Credit Agreement shall be deemed to be a reference to the Credit Agreement as modified by this Amendment.

10. Savings Clause. Nothing set forth in this Amendment shall obligate Agent or any Lender to return or refund to the Borrowers any principal, interest or fees paid to Agent  and/or Lenders prior to the date hereof in accordance with the provisions of the Credit Agreement as then in effect.

11. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Amendment by telecopier or pdf shall be equally as effective as delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telecopier or pdf shall also deliver an original executed counterpart of this Amendment but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

12. Ratification. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions of the Credit Agreement and shall not be deemed to be a consent to the modification or waiver of any other term or condition of the Credit Agreement. Except as expressly modified and superseded by this Amendment, the terms and provisions of the Credit Agreement are ratified and confirmed and shall continue in full force and effect.

13. Governing Law. This Amendment shall be governed by, and construed in accordance with, the law of the State of New York applicable to contracts made and to be performed in the State of New York.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

BORROWERS:

RMG NETWORKS HOLDING CORPORATION, f/k/a SCG Financial Acquisition Corp., as a Borrower

By:	/s/ Loren Buck
Name:	Loren Buck
Title:	Executive Vice President

SCG FINANCIAL MERGER I CORP., as a Borrower

By:	/s/ Loren Buck
Name:	Loren Buck
Title:	Executive Vice President

RMG NETWORKS HOLDINGS, INC., f/k/a Reach Media Group Holdings, Inc., as a Borrower

By:	/s/ Loren Buck
Name:	Loren Buck
Title:	Executive Vice President

RMG NETWORKS, INC., as a Borrower

By:	/s/ Loren Buck
Name:	Loren Buck
Title:	Executive Vice President

SYMON HOLDINGS CORPORATION, as a Borrower

By:	/s/ Loren Buck
Name:	Loren Buck
Title:	Executive Vice President

SYMON COMMUNICATIONS, INC., as a Borrower

By:	/s/ Loren Buck
Name:	Loren Buck
Title:	Executive Vice President

Second Amendment to Credit Agreement

GUARANTORS:

RMG MEDIA NETWORKS, INC., a Delaware corporation

By:	/s/ Loren Buck
Name:	Loren Buck
Title:	Executive Vice President

EMN ACQUISITION CORPORATION, a Delaware corporation

By:	/s/ Loren Buck
Name:	Loren Buck
Title:	Executive Vice President

EXECUTIVE MEDIA NETWORK, INC., a New York corporation

By:	/s/ Loren Buck
Name:	Loren Buck
Title:	Executive Vice President

CORPORATE IMAGE MEDIA, INC., a New York corporation

By:	/s/ Loren Buck
Name:	Loren Buck
Title:	Executive Vice President

PROPHET MEDIA LLC, a New York limited liability company

By:	/s/ Loren Buck
Name:	Loren Buck
Title:	Executive Vice President

SYMON LV, LLC, a Nevada limited liability company

By:	/s/ Loren Buck
Name:	Loren Buck
Title:	Executive Vice President

Second Amendment to Credit Agreement

ADMINISTRATIVE AGENT:

COMVEST CAPITAL II, L.P., as Administrative Agent

By:	/s/ Daniel Lee
Name:	Daniel Lee
Title:	Managing Director

Second Amendment to Credit Agreement

LENDERS:

COMVEST CAPITAL II, L.P., as a Lender

By:	/s/ Daniel Lee
Name:	Daniel Lee
Title:	Managing Director

Second Amendment to Credit Agreement